EXHIBIT 99.2

FHLB CHICAGO PRESS RELEASE

For Immediate Release Contact: Nancy L. Schachman, 312-552-1740

nschachman@fhlbc.com

Federal Home Loan Bank of Chicago Announces

Board of Directors Election Results

CHICAGO, November 14, 2007 - The Federal Home Loan Bank of Chicago announces the following changes to its Board of Directors, which become effective January 1, 2008:

Newly Elected Director (Wisconsin)

William W. Sennholz, President and Chief Executive Officer of Marshfield Savings Bank in Marshfield, Wisconsin, has been elected to a three-year term on the Board of Directors by the Bank's Wisconsin member institutions.

Re-Elected Director (Illinois)

P. David Kuhl, Chairman of the Board of Freestar Bank in Pontiac, Illinois, has been re-elected to a three-year term on the Board of Directors by the Bank's Illinois member institutions. Mr. Kuhl is Chairman of the Federal Home Loan Bank of Chicago's Board of Directors, of which he has been a member since 2000.

Re-Elected Director (Illinois)

Kathleen E. Marinangel, CEO/President and Chairman of the Board, McHenry Savings Bank, McHenry, Illinois, has been re-elected to a three-year term on the Board of Directors by the Bank's Illinois member institutions. Ms. Marinangel has been a member of the Board since 2002.

BIOGRAPHICAL INFORMATION

William W. Sennholz is President and Chief Executive Officer of Marshfield Savings Bank in Marshfield, Wisconsin. Mr. Sennholz has extensive experience in the financial sector, having worked for M&I First American Bank of Wausau, Peoples State Bank in Wausau, and the Clarke County State Bank in Osceola, Iowa, where he served as President, CEO, and Chairman of the Board.

P. David Kuhl serves as Chairman of the Federal Home Loan Bank of Chicago's Board of Directors, of which he has been a member since 2000. Mr. Kuhl is Chairman of the Board of Freestar Bank in Pontiac, Illinois. He was previously Chairman of the Board and CEO of Busey Bank in Urbana, Illinois. He is also Chairman of the Board of Directors of the Illinois Bankers Association.

Kathleen E. Marinangel is CEO, President, and Chairman of the Board of Directors of McHenry Savings Bank in McHenry, Illinois. She serves on the national Board of Directors of the American Bankers Association (formerly America's Community Bankers Association). She is a Director of the Illinois League of Financial Institutions (chairman from 1996-1997) and is a Trustee of the League's Banking Erisa Medical Insurance Trust Fund since 1995. She served on the Thrift Institutions Advisory Council from 1999-2000, reporting to the Federal Reserve Board of Governors. Locally she serves on the McHenry County Public Building Commission, the City of McHenry Economic Development Commission, the McHenry County College Foundation Board and served for three years on the Centegra Hospital Board of Directors.

OTHER CURRENT BOARD MEMBERS

William R. Dodds, Jr.

Executive Vice President and Treasurer, The Northern Trust Company

Chicago, Illinois

Director since 2007

Terry W. Grosenheider

Private Banking Relationship Manager, U.S. Bank, N.A.

Madison, Wisconsin.
Director since 2002

Thomas L. Herlache

Chairman of the Board, Baylake Bank

Sturgeon Bay, Wisconsin

Director since 2005

Alex J. LaBelle
Broker Associate, Smothers Realty Group

LaGrange, Illinois

Director since 2004

Roger L. Lehmann

President, CEO and Chairman, The Harvard State Bank

Harvard, Illinois

Director since 2004

Gerald J. Levy

Chairman, Guaranty Bank

Brown Deer, Wisconsin

Director since 2005

E. David Locke
Chairman and CEO, McFarland State Bank

McFarland, Wisconsin

Director since 2007

Richard K. McCord
President and Chief Executive Officer, Illinois National Bank

Springfield, Illinois
Director since 2003

James F. McKenna
President and CEO, North Shore Bank

Brookfield, Wisconsin
Director since 2004

Steven F. Rosenbaum
Chairman, President & Chief Executive Officer, Prospect Federal Savings Bank

Worth, Illinois
Director since 2007

The Federal Home Loan Bank of Chicago is an $89 billion wholesale bank and government sponsored enterprise that provides housing finance to more than 850 member commercial banks, savings institutions, credit unions, and insurance companies located in the 7th Federal Home Loan Bank District of Illinois and Wisconsin.

The Federal Home Loan Bank System, which includes 12 Federal Home Loan Banks, is celebrating its 75th anniversary in 2007. The U.S. Congress created the System in 1932 to promote housing finance, but the Banks are wholly owned by their member institutions.

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